Amrize Reports Second Quarter 2026 Results • Revenues up 8.6% with organic growth of 6.7% on strong demand and pricing • Net Income increased 14.4% to $476 million and Adjusted EBITDA grew 5.8% to $986 million • Diluted Earnings Per Share increased 14.7% and Adjusted Diluted Earnings Per Share grew 8.6% • $502 million returned to shareholders through share repurchases and dividends • Raised FY Revenues guidance on demand; Revised Adjusted EBITDA on oil price driven cost inflation CHICAGO/ZUG, Switzerland, August 6, 2026 – Amrize (AMRZ) announced today its second quarter 2026 financial results1. Jan Jenisch, Chairman and CEO: "We delivered strong revenue growth of 8.6% in the second quarter driven by increased mega-project demand from data centers and energy to advanced manufacturing plants and infrastructure modernization. With the strength of our network and strategic footprint in the most attractive markets, we were able to achieve industry-leading organic growth of 6.7%. We also grew Net Income by 14.4% and Adjusted EBITDA by 5.8% with strong customer demand, continued aggregates pricing growth and ASPIRE savings. Oil price driven cost inflation drove higher freight, diesel and raw materials costs, which we are proactively managing with pricing, fuel surcharges and ASPIRE. In our Building Materials business, we had a strong quarter with above-market volume growth, premium cement pricing and leading aggregates pricing growth. Our Building Envelope business achieved above- market sales momentum, driven by a strong pipeline of large-scale commercial projects and growth in residential roofing. Segment pricing improved sequentially as increases phased in throughout the quarter. We continue to invest for profitable growth with Capex and M&A. We invested $241 million in Capex in the quarter as we expand production and improve efficiency to best serve customers. We had excellent contributions from PB Materials, our recently acquired aggregates business in West Texas, and in July, we acquired Rapid Redi-Mix, bringing significant synergies with our cement and aggregates network in Texas. Looking to the back half of the year, we expect continued strong pricing for cement and aggregates. Additionally, we expect roofing price over cost to improve as the year progresses. Our ASPIRE program is building momentum and on track to deliver savings through the year. We expect strong demand and pricing to increase full year revenue, while oil price driven cost inflation will be a headwind to earnings. We remain well positioned to capitalize on growing demand while strengthening operational efficiency to deliver long term, profitable growth. I thank our over 19,000 empowered Amrize teammates for a strong quarter as we deliver for our customers as the partner of choice." Shareholder Return Amrize returned $502 million to shareholders in the second quarter. The company launched its $1 billion share buyback program and repurchased $197 million2 worth of Amrize shares in the second quarter. Amrize paid $305 million3 of dividends including the special dividend for 2025 of $0.44 per share on May 4, 2026, and the first quarter dividend of $0.11 per share on May 20, 2026. The Amrize Board of Directors declared a dividend of $0.11 per share for the second quarter to be paid on August 26, 2026. The last trading day with entitlement to receive the quarterly dividend, known as the cum-dividend date, is August 17, 2026. The shares will be traded ex-dividend on August 18, 2026, which is also the record date. Dividends are paid out of capital contribution reserves4 and are not subject to Swiss withholding tax. Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com 1 1 Prior period financial information includes revisions that were not material to any previously issued consolidated financial statements. See additional information in 'Revision of Prior Period Financial Statements' and Exhibit 99.3 to the Company's Current Report on Form 8-K filed on August 6, 2026. 2 Share repurchases executed in the second quarter of 2026 include withholding taxes that will be paid in the third quarter of 2026. 3 Includes $1 million accrued for dividends on unvested share-based compensation to be paid upon vesting. 4 Dividends will be made in the form of distributions paid out of legal reserves from capital contributions and are not subject to Swiss withholding tax. The dividend is the second installment of the annual dividend of up to $0.44 per share approved at the Company's 2026 Annual General Meeting.

Full Year 2026 Financial Guidance5 Amrize is updating its FY 2026 financial guidance reflecting increased demand and oil price driven cost inflation. Building Materials had a good first half of the year with strong revenue growth and 8.4% growth in Adjusted EBITDA. For the full year, we continue to expect volume growth in cement and aggregates. The company now expects cement pricing to be flat or up low single digits, and continues to expect aggregates pricing to be up mid-single digits on a freight adjusted basis. Building Envelope improved revenue and operational performance as the first half of the year progressed. The company continues to expect low-single digit growth in commercial roofing volumes and now expects high single digit volume growth in residential roofing for the full year. Price increases are phasing in across the Building Envelope portfolio and we expect second half price-cost to improve compared to the first half of the year. Amrize is making good progress with its ASPIRE program and expects to achieve $80 million of savings in 2026. Across both businesses, additional price increases are expected to be realized in the second half of the year. The timing difference between price realization and oil price driven cost inflation is expected to affect Full Year company earnings. Based on these drivers, Amrize is updating its 2026 financial guidance as follows: Revenues $12.5 billion to $12.7 billion Adjusted EBITDA $3.1 billion to $3.2 billion The company's 2026 financial guidance now includes the following underlying assumptions: Capital Expenditures ~$900 million Interest Expense, Net ~$340 million Adjusted Effective Tax Rate 23% - 25% Corporate Costs ~$200 million Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com 2 5 Amrize (Company) provides forward-looking guidance regarding Adjusted EBITDA. The Company cannot, without unreasonable effort, forecast certain adjusted items excluded from comparable U.S. GAAP financial measures. These items include Acquisition and integration-related costs, Litigation- related costs, Loss on impairments, Restructuring and other costs, Spin-off and separation-related costs, Other non-operating (expense) income, net, and Income from equity method investments, that are difficult to predict in advance to include in a U.S. GAAP estimate. For the same reasons, the Company is unable to address the probable significance of the items.

Media Release
Ad hoc announcement pursuant to Art. 53 LR

Amrize Consolidated Results (Unaudited)

	For the three months ended June 30,			For the six months ended June 30,		
$ in millions, except per share data	2026	2025[6]	% Change	2026[6]	2025[6]	% Change
Revenues	$ 3,494	$ 3,218	8.6%	$ 5,675	$ 5,307	6.9%
Net income	$ 476	$ 416	+14.4%	$ 369	$ 322	+14.6%
Net income margin	13.6%	12.9%	+70bps	6.5%	6.1%	+40bps
Adjusted EBITDA[7]	$ 986	$ 932	+5.8%	$ 1,178	$ 1,157	+1.8%
Adjusted EBITDA margin[8]	28.2%	29.0%	(80bps)	20.8%	21.8%	(100bps)
Diluted earnings per share (EPS)	$ 0.86	$ 0.75	+14.7%	$ 0.67	$ 0.58	+15.5%
Adjusted diluted earnings per share[9]	$ 0.88	$ 0.81	+8.6%	$ 0.74	$ 0.66	+12.1%

Revenues were $3,494 million in the second quarter of 2026 compared to $3,218 million in 2025. Revenues were 8.6% higher in the quarter, which was primarily driven by strong volume growth of $200 million and contributions from acquisitions of $54 million from the Building Materials segment, aggregates price increases of $16 million and a $6 million favorable impact from foreign exchange.

Net income was $476 million for the second quarter of 2026, or $0.86 per diluted share, compared with Net income of $416 million, or $0.75 per diluted share, in the second quarter of 2025. Adjusted diluted earnings per share for the second quarter of 2026 was $0.88 compared to $0.81 in the second quarter of 2025.

Adjusted EBITDA was $986 million for the second quarter of 2026 compared to $932 million in 2025. The increase was driven by higher volumes, aggregates price increases, ASPIRE savings, partially offset by higher freight, diesel and raw materials costs, as well as lower insurance proceeds compared to the prior period. Adjusted EBITDA Margin was 28.2% for the three months ended June 30, 2026, compared to 29.0% for the three months ended June 30, 2025.

Unallocated corporate costs in the second quarter of 2026 were $44 million compared to $72 million in the second quarter of 2025 and $56 million in the first quarter of 2026.

The company invested $241 million and $511 million in capital expenditures, net for the three and six months ended June 30, 2026, respectively, and expects to invest approximately $900 million in 2026 to expand production, increase operational efficiency and best serve customers.

[6] Prior period financial information includes revisions that were not material to any previously issued consolidated financial statements. See additional information in 'Revision of Prior Period Financial Statements' and Exhibit 99.3 to the Company's Current Report on Form 8-K filed on August 6, 2026.
[7] Adjusted EBITDA represents a Non-GAAP measure, which is defined on page 9 and reconciled on pages 13-15.
[8] Adjusted EBITDA Margin represents a Non-GAAP measure, which is defined on page 9 and reconciled on pages 13-15.
[9] Adjusted diluted earnings per share represents a Non-GAAP measure, which is defined on page 9 and reconciled on pages 13-15.

Media Relations: media@amrize.com **Investor Relations:** investors@amrize.com
3

Media Release
Ad hoc announcement pursuant to Art. 53 LR

Amrize Building Materials Results (Unaudited)

$ in millions	For the three months ended June 30, 2026	2025[10]	% Change	For the six months ended June 30, 2026[10]	2025[10]	% Change
Revenues	$ 2,445	$ 2,259	8.2%	$ 3,948	$ 3,600	9.7%
Segment Adjusted EBITDA[11]	$ 793	$ 754	5.2%	$ 960	$ 886	8.4%
Segment Adjusted EBITDA margin[12]	32.4%	33.4%	(100bps)	24.3%	24.6%	(30bps)

Volumes

in millions	For the three months ended June 30, 2026	2025	% Change	For the six months ended June 30, 2026	2025	% Change
Cement - tons sold[13]	6.3	6.0	5.0%	10.5	9.6	9.4%
Aggregates - tons sold	34.3	32.2	6.5%	52.2	47.9	9.0%

Average Selling Price

For the three months ended June 30,

$ per ton	2026	2025	% Change	Constant Currency[14]	% Change Constant Currency
Cement - price per ton[13]	$171.43	$171.52	(0.1%)	$171.19	(0.2%)
Aggregates - price per ton[15]	$14.67	$14.05	4.4%	$14.61	4.0%

Average Selling Price

For the six months ended June 30,

$ per ton	2026	2025	% Change	Constant Currency[14]	% Change Constant Currency
Cement - price per ton[13]	$170.39	$171.56	(0.7%)	$169.78	(1.0%)
Aggregates - price per ton[15]	$14.96	$14.41	3.8%	$14.85	3.1%

Building Materials Revenues were $2,445 million in the second quarter of 2026 compared to $2,259 million in 2025. Revenue growth of 8.2% in the second quarter of 2026 was driven by volume growth, contributions from acquisitions, and aggregates price increases.

Cement volumes were up 5.0%. Supplementary Cementitious Materials volumes were up double digits. Pricing was down 0.2% on a constant currency basis and improved 2.1% compared to Q1 2026 as increases were realized. Aggregates volumes were up 6.5% and pricing grew 4.0% on a constant currency, freight adjusted basis, broadly supported throughout our geographies.

Second quarter 2026 Segment Adjusted EBITDA for the Building Materials segment was up 5.2% to $793 million, compared to $754 million in 2025. The increase was mainly attributable to volume growth, aggregates price increases, contributions from acquisitions, and ASPIRE savings, partially offset by higher freight and diesel costs and higher insurance proceeds in the prior year related to insurable events in 2024.

[10] Prior period financial information includes revisions that were not material to any previously issued consolidated financial statements. See additional information in 'Revision of Prior Period Financial Statements' and Exhibit 99.3 to the Company's Current Report on Form 8-K filed on August 6, 2026.
[11] Segment Adjusted EBITDA represents a Non-GAAP measure, which is defined on page 9 and reconciled on pages 13-15.
[12] Segment Adjusted EBITDA Margin represents a Non-GAAP measure, which is defined on page 9 and reconciled on pages 13-15.
[13] Cement volume and pricing figures presented above exclude trading.
[14] Constant Currency is a non-GAAP financial measure, which is defined on page 9.
[15] Aggregates pricing figures presented above are freight adjusted, excluding freight revenues.

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4

Media Release
Ad hoc announcement pursuant to Art. 53 LR

Amrize Building Envelope Results (Unaudited)

$ in millions	For the three months ended June 30, 2026	2025[16]	% Change	For the six months ended June 30, 2026[16]	2025[16]	% Change
Revenues	$ 1,049	$ 959	9.4%	$ 1,727	$ 1,707	1.2%
Segment Adjusted EBITDA	$ 237	$ 250	(5.2%)	$ 318	$ 373	(14.7%)
Segment Adjusted EBITDA margin	22.6%	26.1%	(350bps)	18.4%	21.9%	(350bps)

Building Envelope Revenues were $1,049 million for the second quarter of 2026, compared to $959 million in 2025. Revenue growth of 9.4% in the second quarter of 2026 was primarily driven by above-market volume growth.

Higher commercial roofing volumes were driven by increased system selling and large-scale projects, including data centers and warehousing, as well as resilient commercial re-roofing demand. Residential roofing volumes grew above-market, driven by investments in commercial capabilities and distributor inventory stocking. Commercial and residential volume growth was partially offset by softer demand for weatherproofing and insulation products.

Pricing sequentially improved from the first quarter of 2026 as increases were phased in throughout the second quarter. Additional price increases were implemented in July and are planned in August for select brands. The company expects second half price-cost to improve compared to the first half of the year.

Second quarter 2026 Segment Adjusted EBITDA for the Building Envelope segment was $237 million, compared to $250 million in 2025. The decrease in Segment Adjusted EBITDA was primarily attributable to higher freight and raw materials costs, partially offset by volumes.

[16] Prior period financial information includes revisions that were not material to any previously issued consolidated financial statements. See additional information in 'Revision of Prior Period Financial Statements' and Exhibit 99.3 to the Company's Current Report on Form 8-K filed on August 6, 2026.

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5

Amrize Cash Flow and Debt For the six months ended June 30, 2026, net cash used in operating activities was $475 million as compared to $441 million for the six months ended June 30, 2025. The increase in cash used in operating activities of $34 million was primarily driven by higher accounts receivable and settlement of amounts due to related parties, partially offset by higher net income and non-cash expenses. Free Cash Flow17 was a use of $986 million for the six months ended June 30, 2026 compared to a use of $860 million for the six months ended June 30, 2025. The decrease in Free Cash Flow was primarily driven by higher Capex due to growth initiatives. Free Cash Flow is historically seasonal and the company generates the majority of its cash flow in the second half of the year. Gross Debt was $6,004 million and Cash and cash equivalents were $729 million as of June 30, 2026, resulting in Net Debt18 of $5,275 million. Net Leverage Ratio19 as of June 30, 2026 was 1.7x. Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com 6 17 Free Cash Flow represents a Non-GAAP measure, which is defined on page 9 and reconciled on pages 13-15. 18 Net Debt represents a Non-GAAP measure, which is defined on page 9 and reconciled on pages 13-15. 19 Net Leverage Ratio represents a Non-GAAP measure, which is defined on page 9 and reconciled on pages 13-15.

Revision of Prior Period Financial Statements During the three months ended June 30, 2026, the Company identified prior period misstatements. In evaluating these misstatements together with previously identified uncorrected misstatements (collectively, the “Other Misstatements”), the Company concluded that, while the aggregate misstatements were not material to any previously issued consolidated financial statements, correcting them in the current period would have been material to the Company's consolidated results of operations for the three and six months ended June 30, 2026 and would be material to the Company's forecasted consolidated results of operations for the year ended December 31, 2026. The most significant misstatement relates to an understatement of deferred revenue associated with extended warranty arising from its acquisitions of Duro-Last in 2023 and Malarkey in 2022, both within the Building Envelope segment. The understatement of deferred revenue was $78 million and $76 million as of December 31, 2025 and March 31, 2026, respectively. The Company evaluated the materiality of the extended warranty misstatement and the Other Misstatements, in consideration of both quantitative and qualitative factors, and determined that they were not material, individually or in the aggregate, to any previously issued consolidated financial statements. See Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on August 6, 2026 for additional information. The Company has revised its previously issued financial statements and related disclosures as of the year ended December 31, 2025, as of and for the three months ended March 31, 2025, as of and for the three and six months ended June 30, 2025, and as of and for the three months ended March 31, 2026 to correct the extended warranty misstatement and other unrelated immaterial misstatements in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026 to be filed with the SEC, and will reflect these revisions in future filings that include the affected periods. Second Quarter Report and Webcast Information Amrize expects to file its second quarter 2026 Form 10-Q on or before August 10, 2026. Amrize will host a live webcast to discuss the company’s financial results at 7:30 am Central Time on Friday, August 7, 2026. Registration for the live webcast can be completed at https://amrize-quarterly-results-q2-2026.open- exchange.net/ Amrize’s financial results, presentation materials and webcast are accessible in the events section of www.amrize.com/investors. A replay and transcript will be available at the same location following the webcast. About Amrize Amrize (NYSE: AMRZ) is building North America, as the partner of choice for professional builders with advanced branded solutions from foundation to rooftop. With over 1,000 sites and a highly efficient distribution network, we deliver for our customers in every U.S. state and Canadian province. Our more than 19,000 teammates uniquely serve every construction market from infrastructure, commercial and residential to new build, repair and refurbishment. Amrize achieved $11.8 billion in revenues in 2025 and is listed on the New York Stock Exchange and the SIX Swiss Exchange. Learn more at www.amrize.com. Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com 7

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS Certain statements in this presentation may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act, such as statements regarding expected cost savings, future financial targets, business strategies, management’s views with respect to future events and financial performance, and the assumptions underlying such expected cost savings, targets, strategies, and statements. These forward-looking statements concern our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Without limitation, you can identify these statements by the fact that they do not relate strictly to historical or current facts, and these statements may contain words such as “may,” “will,” “could,” “should,” “might,” “projects,” “expects,” “believes,” “anticipates,” “intends,” “plans,” “continue,” “estimate,” or “pursue,” or similar expressions, or the negative or other variations thereof or comparable terms. In particular, they include statements relating to, among other things, future actions, strategies, future performance, future revenues, income and cash flows, the outcome of contingencies such as legal proceedings, and regulatory compliance. Actual results may differ materially from those contemplated (expressed or implied) by such forward-looking statements because of, among other things, potential risks and uncertainties, such as: the effect of political, economic and market conditions and geopolitical events; the level of demand in the construction industry; the cyclicality of the industries and businesses in which our customers operate; changes in the cost and/or availability of raw materials required to run our business; energy and fuel costs; adverse weather conditions and natural disasters; the logistical and other challenges inherent in our operations; the actions and initiatives of current and potential competitors; the level and volatility of, interest rates and other market indices; the ability of Amrize to realize the expected synergies for our acquisitions; the ability of Amrize to achieve margin expansion goals; the ability of Amrize to maintain satisfactory credit ratings; the outcome of pending litigation or future litigation; the impact of current, pending and future legislation and regulation; factors related to the failure of Amrize to achieve some or all of the expected strategic benefits or opportunities expected from the separation from Holcim Ltd (“Holcim”); material costs and expenses as a result of the separation from Holcim; our limited history operating as an independent, publicly traded company; our obligation to indemnify Holcim pursuant to the agreements entered into connection with the separation and the risk Holcim may not fulfill any obligations to indemnify Amrize under such agreements; that under applicable tax law, Amrize may be liable for certain tax liabilities of Holcim following the separation if Holcim were to fail to pay such taxes; the fact that Amrize may receive worse commercial terms from third-parties for services it used to receive from Holcim prior to the separation; the fact that certain of Amrize's executive officers and directors may have actual or potential conflicts of interest because of their previous positions at Holcim; and potential difficulties in maintaining relationships with key personnel; and other factors which can be found in Amrize’s media releases and Amrize’s filings with the SEC. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control, dependent on the actions of third parties, or currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our historical experience and our expectations and projections. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise. You are advised, however, to review any further disclosures we make on related subjects in our filings with the Securities and Exchange Commission and in our other public statements. Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com 8

FINANCIAL MEASURES AND DEFINITIONS Adjusted EBITDA is defined as Segment Adjusted EBITDA including unallocated corporate costs. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenues. Adjusted Diluted EPS is defined as Diluted Earnings per Share, excluding the impact of Acquisition and integration- related costs, Litigation-related costs, Loss on impairments, Restructuring and other costs, Spin-off and separation- related costs. Capital Expenditures, Net includes purchases of property, plant and equipment, proceeds from property and casualty insurance income, proceeds from land expropriation, and proceeds from disposals of long-lived assets. Constant Currency Price per Ton is defined as price per ton adjusted to prior period foreign exchange rates, which is intended to eliminate the impact of foreign currency exchange rate fluctuations. Diluted Earnings per Share is computed by dividing net income attributable to the Company by the weighted-average number of shares outstanding during the applicable period, plus the effect of dilutive securities EBITDA is defined as Net income (loss), excluding Depreciation, depletion, accretion and amortization, Interest expense, net, and Income tax benefit. EBITDA Margin is defined as EBITDA divided by Revenues. Free Cash Flow is defined as Net cash used in operating activities less Capital Expenditures, Net. Gross Debt is defined as the total amount of short-term borrowings, current portion of long-term debt, and long term debt. Net Debt is defined as the sum of Short-term borrowings, Long-term debt and Current portion of long-term debt minus Cash and cash equivalents. Net Leverage Ratio is defined as Net Debt divided by trailing 12 months Adjusted EBITDA. Net Working Capital is defined as the change in accounts receivables, inventory, and accounts payable. Organic Growth is defined as change excluding the impact of acquisitions, divestitures, and foreign currency fluctuations. Segment Adjusted EBITDA is defined as Net income (loss), and excludes the impact of Depreciation, depletion, accretion and amortization, Interest expense, net, Income tax benefit, Acquisition and integration-related costs, Litigation-related costs, Loss on impairments, Restructuring and other costs, Spin-off and separation-related costs, Other non-operating (expense) income, net, Income from equity method investments, and unallocated corporate costs. Segment Adjusted EBITDA Margin is defined as Segment Adjusted EBITDA divided by Revenues. This media release contains certain financial measures of historical performance and financial positions that are not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). We refer to these measures as "Non-GAAP financial measures". Non-GAAP financial measures are reconciled to the most comparable U.S. GAAP financial measures in the schedules attached hereto. Adjusted financial measures are Non-GAAP financial measures and exclude adjusting items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP financial measures contained in this Media Release. We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the Company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these Non-GAAP financial measures in making financial, operating and planning decisions, and evaluating Amrize’s and each business segment’s ongoing performance. Our Non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these Non-GAAP financial measures. Because Non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ Non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables on pages 13-15 below present a reconciliation of our presented Non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures. Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com 9

Amrize Ltd Unaudited Condensed Consolidated Statement of Operations ($ in millions, except per share data) For the three months For the six months ended June 30, ended June 30, 2026 202520 202620 202520 Revenues $ 3,494 $ 3,218 $ 5,675 $ 5,307 Cost of revenues (2,501) (2,277) (4,474) (4,129) Gross profit 993 941 1,201 1,178 Selling, general and administrative expenses (283) (286) (568) (529) Gain on disposal of long-lived assets 3 4 8 5 Loss on impairments (2) (2) (2) (2) Operating income 711 657 639 652 Interest expense, net (89) (121) (167) (239) Other non-operating income, net (1) 1 1 2 Income before income tax expense and income from equity method investments 621 537 473 415 Income tax expense (146) (122) (105) (94) Income from equity method investments 1 1 1 1 Net income 476 416 369 322 Net loss attributable to noncontrolling interests 2 1 4 1 Net income attributable to the Company $ 478 $ 417 $ 373 $ 323 Earnings per share attributable to the Company: Basic $ 0.87 $ 0.75 $ 0.67 $ 0.58 Diluted $ 0.86 $ 0.75 $ 0.67 $ 0.58 Weighted-average number of shares outstanding: Basic 552.5 553.1 552.9 553.1 Diluted 553.6 553.1 554.1 553.1 Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com 10 20 Prior period financial information includes revisions that were not material to any previously issued consolidated financial statements. See additional information in 'Revision of Prior Period Financial Statements' and Exhibit 99.3 to the Company's Current Report on Form 8-K filed on August 6, 2026.

Amrize Ltd Unaudited Condensed Consolidated Balance Sheets ($ in millions) As of June 30, As of December 31, 202621 202521 Assets Current Assets: Cash and cash equivalents $ 729 $ 1,922 Accounts receivable, net 2,057 1,113 Inventories, net 1,553 1,490 Prepaid expenses and other current assets 245 88 Total current assets 4,584 4,613 Property, plant and equipment, net 8,454 7,936 Goodwill 9,044 9,044 Intangible assets, net 1,682 1,728 Operating lease right-of-use assets, net 601 615 Other noncurrent assets 238 273 Total Assets $ 24,603 $ 24,209 Liabilities and Equity Current Liabilities: Accounts payable $ 1,347 $ 1,530 Short-term borrowings 735 — Current portion of long-term debt 1,034 333 Operating lease liabilities 132 136 Other current liabilities 906 886 Total current liabilities 4,154 2,885 Long-term debt 4,235 4,936 Deferred income tax liabilities 1,146 1,042 Noncurrent operating lease liabilities 497 500 Other noncurrent liabilities 1,713 1,725 Total Liabilities 11,745 11,088 Total Equity 12,858 13,121 Total Liabilities and Equity $ 24,603 $ 24,209 Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com 11 21 Prior period financial information includes revisions that were not material to any previously issued consolidated financial statements. See additional information in 'Revision of Prior Period Financial Statements' and Exhibit 99.3 to the Company's Current Report on Form 8-K filed on August 6, 2026.

Amrize Ltd Unaudited Condensed Consolidated Statements of Cash Flow ($ in millions) For the six months ended June 30, 202622 202522 Cash Flows from Operating Activities: Net income $ 369 $ 322 Adjustments to reconcile net income to net cash used in operating activities: Depreciation, depletion, accretion and amortization 494 444 Share-based compensation 20 3 Deferred tax benefit (expense) 27 (2) Other items, net 72 54 Changes in operating assets and liabilities, net of effects of acquisitions: Accounts receivable, net (939) (827) Due from related party — 49 Inventories, net (40) (108) Accounts payable (186) 18 Due to related party — (96) Other assets (159) (115) Other liabilities (121) (170) Defined benefit pension plans and other postretirement benefit plans (12) (13) Net cash used in operating activities (475) (441) Cash Flows from Investing Activities: Purchases of property, plant and equipment (520) (448) Acquisitions, net of cash acquired (425) (78) Net decrease in short-term related-party notes receivable from cash pooling program — 522 Other investing activities, net 49 (7) Net cash used in investing activities (896) (11) Cash Flows from Financing Activities: Transfers to Holcim, net — (98) Proceeds from short-term borrowings, net 735 930 Proceeds from issuance of long-term debt, net of discount — 3,398 Payments of debt issuance costs — (24) Net repayments of short-term related-party debt — (129) Proceeds from debt-for-debt exchange with Holcim — 922 Proceeds from issuances of long-term related-party debt — 22 Repayments of long-term related-party debt — (5,541) Payments of finance lease obligations (64) (48) Repurchases of common stock (178) — Dividends paid (304) — Other financing activities, net (1) 2 Net cash provided by (used in) financing activities 188 (566) Effect of exchange rate changes on cash and cash equivalents (10) 34 Decrease in cash and cash equivalents (1,193) (984) Cash and cash equivalents at the beginning of period 1,922 1,585 Cash and cash equivalents at the end of period $ 729 $ 601 Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com 12 22 Prior period financial information includes revisions that were not material to any previously issued consolidated financial statements. See additional information in 'Revision of Prior Period Financial Statements' and Exhibit 99.3 to the Company's Current Report on Form 8-K filed on August 6, 2026.

Media Release
Ad hoc announcement pursuant to Art. 53 LR

Amrize Ltd
Reconciliation of Non-GAAP Financial Measures
Analysis of Change of Total Revenues (Unaudited)

(In millions, except for percentage data)	For the three months ended June 30, 2025[23]	Analysis of Change: Organic Growth Volume	Price	Acquisitions	Foreign Exchange	For the three months ended June 30, 2026	% Change
Total Revenues	$ 3,218	200	16	54	6	$ 3,494	8.6 %

(In millions, except for percentage data)	For the six months ended June 30, 2025[23]	Analysis of Change: Organic Growth Volume	Price	Acquisitions	Foreign Exchange	For the six months ended June 30, 2026[23]	% Change
Total Revenues	$ 5,307	278	(12)	77	25	5,675	6.9 %

Adjusted EBITDA and Adjusted EBITDA Margin (Unaudited)

($ in millions, except percentage data)	For the three months ended June 30, 2026	For the three months ended June 30, 2025[23]	For the six months ended June 30, 2026[23]	For the six months ended June 30, 2025[23]
Net income	$ 476	$ 416	$ 369	$ 322
Depreciation, depletion, accretion and amortization	257	226	494	444
Interest expense, net	89	121	167	239
Income tax expense	146	122	105	94
EBITDA	968	885	1,135	1,099
Acquisition and integration-related costs(1)	10	17	28	21
Litigation-related (settlements) costs(2)	(5)	4	(3)	4
Loss on impairments(3)	2	2	2	2
Restructuring and other costs(4)	5	9	8	9
Spin-off and separation-related costs(5)	6	17	10	25
Other non-operating expense (income), net(6)	1	(1)	(1)	(2)
Income from equity method investments	(1)	(1)	(1)	(1)
Adjusted EBITDA	986	932	1,178	1,157
Unallocated corporate costs	44	72	100	102
Total Segment Adjusted EBITDA	$ 1,030	$ 1,004	$ 1,278	$ 1,259
Building Materials	$ 793	$ 754	$ 960	$ 886
Building Envelope	$ 237	$ 250	$ 318	$ 373
Net income margin	13.6%	12.9%	6.5%	6.1%
EBITDA Margin	27.7%	27.5%	20.0%	20.7%
Adjusted EBITDA Margin	28.2%	29.0%	20.8%	21.8%
Building Materials	32.4%	33.4%	24.3%	24.6%
Building Envelope	22.6%	26.1%	18.4%	21.9%

(1) Acquisition and integration-related costs are those incurred for business combinations (including advisory, legal, valuation, and other professions fees) as well as the unfavorable effects of purchase accounting. Certain warranty charges related to pre-acquisition manufacturing issues are also included.

(2) Litigation-related settlements (costs) include certain litigation settlements, environmental remediation, and legal-related consulting and professional fees that are not representative of expenses arising in the ordinary course of business.

(3) Loss on impairments consist of one-time charges on the Company's investments and property, plant, and equipment.

(3) Restructuring and other costs include charges associated with non-core sites and termination-related severance costs

(4) Spin-Off and separation-related costs notably include rebranding costs and professional services supporting Sarbanes-Oxley implementation

(5) Other non-operating income, net primarily consists of costs related to gains on proceeds from property and casualty insurance.

[23] Prior period financial information includes revisions that were not material to any previously issued consolidated financial statements. See additional information in 'Revision of Prior Period Financial Statements' and Exhibit 99.3 to the Company's Current Report on Form 8-K filed on August 6, 2026.

Media Relations: media@amrize.com **Investor Relations:** investors@amrize.com
13

Amrize Ltd Reconciliation of Non-GAAP Financial Measures (Unaudited) Net Debt Adjusted EBITDA Net Leverage Ratio ($ in millions, except ratio) As of June 30, 2026 Short-term borrowings $ 735 Current portion of long-term debt 1,034 Long-term debt 4,235 Gross Debt 6,004 Less: Cash and cash equivalents 729 Net Debt $ 5,275 For the trailing twelve months ended June 30, 202624 Net income $ 1,210 Depreciation, depletion, accretion and amortization 969 Interest expense, net 341 Income tax expense 355 EBITDA 2,875 Acquisition and integration-related costs(1) 63 Litigation-related (settlements) costs(2) 39 Loss on impairments(3) 15 Restructuring and other costs(4) 18 Spin-off and separation-related costs(5) 28 Other non-operating expense (income), net(6) (3) Income from equity method investments (11) Adjusted EBITDA $ 3,024 (1) Acquisition and integration-related costs are those incurred for business combinations (including advisory, legal, valuation, and other professions fees) as well as the unfavorable effects of purchase accounting. Certain warranty charges related to pre-acquisition manufacturing issues are also included. (2) Litigation-related settlements (costs) include certain litigation settlements, environmental remediation, and legal-related consulting and professional fees that are not representative of expenses arising in the ordinary course of business. (3) Loss on impairments consist of one-time charges on the Company’s investments and property, plant, and equipment. (4) Restructuring and other costs include charges associated with non-core sites and termination-related severance costs (5) Spin-Off and separation-related costs notably include rebranding costs and professional services supporting Sarbanes-Oxley implementation efforts. (6) Other non-operating income, net primarily consists of costs related to gains on proceeds from property and casualty insurance. As of June 30, 2026 Net Leverage Ratio 1.7x Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com 14 24 Adjusted EBITDA for the trailing twelve months ended June 30, 2026 calculated using third quarter of 2025, fourth quarter of 2025, and second quarter of 2026 figures as reported. First quarter 2026 figures included have been adjusted per revisions that were not material to any previously issued consolidated financial statements. See additional information in 'Revision of Prior Period Financial Statements' and Exhibit 99.3 to the Company's Current Report on Form 8-K filed on August 6, 2026.

Media Release
Ad hoc announcement pursuant to Art. 53 LR

Amrize Ltd
Reconciliation of Non-GAAP Financial Measures (Unaudited)
Free Cash Flow
Adjusted Diluted Earnings per Share
($ in millions, except ratios and per share amounts)

	For the three months ended June 30,		For the six months ended June 30,	
	2026	2025[25]	2026[25]	2025[25]
Net cash provided by (used in) operating activities	$ 418	$ 406	$ (475)	$ (441)
Capital expenditures, net[(1)]	(241)	(208)	(511)	(419)
Free Cash Flow	$ 177	$ 198	$ (986)	$ (860)

(1) Capital expenditures, net includes purchases of property, plant and equipment, proceeds from property and casualty insurance income, proceeds from land expropriation and proceeds from disposals of long-lived assets, included within Other investing activities, net in our Condensed Consolidated Statements of Cash Flow.

	For the three months ended June 30,		For the six months ended June 30,	
	2026	2025[25]	2026[25]	2025[25]
Diluted Earnings per Share	$ 0.86	$ 0.75	$ 0.67	$ 0.58
Acquisition and integration-related costs[(1)]	0.01	0.02	0.04	0.03
Litigation-related (settlements) costs[(2)]	(0.01)	0.01	—	0.01
Loss on impairments[(3)]	—	—	—	—
Restructuring and other costs[(4)]	0.01	0.01	0.02	0.01
Spin-off and separation-related costs[(5)]	0.01	0.02	0.01	0.03
Adjusted Diluted Earnings per Share	$ 0.88	$ 0.81	$ 0.74	$ 0.66

(1) Acquisition and integration-related costs are those incurred for business combinations (including advisory, legal, valuation, and other professions fees) as well as the unfavorable effects of purchase accounting. Certain warranty charges related to pre-acquisition manufacturing issues are also included.

(2) Litigation-related settlements (costs) include certain litigation settlements, environmental remediation, and legal-related consulting and professional fees that are not representative of expenses arising in the ordinary course of business.

(3) Loss on impairments consist of one-time charges on the Company's investments and property, plant, and equipment.

(4) Restructuring and other costs include charges associated with non-core sites and termination-related severance costs

(5) Spin-Off and separation-related costs notably include rebranding costs and professional services supporting Sarbanes-Oxley implementation efforts.

For the U.S. GAAP to Adjusted diluted earnings per share reconciliation adjusted items are shown net of tax in aggregate of $4 million and $12 million for the for the three months ended June 30, 2026 and 2025, respectively, and in aggregate of $11 million and $15 million for the six months ended June 30, 2026 and 2025, respectively, based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis. For purposes of reconciling adjusted diluted earnings per share with respect to taxes period-over-period, the Company utilizes a "rate approach" to highlight the impact of the adjusted tax rate. It is computed by multiplying the prior period adjusted rate by the current period adjusted income before taxes to determine the expected tax expense. Such expected tax expense is then compared to actual tax expense. Expected tax in excess of actual tax variance is favorable; actual tax in excess of expected tax variance is unfavorable. The variance divided by diluted shares outstanding at the end of the period yields the impact on earnings per share. Management believes the use of this measure best aids in explaining the impact of a changing tax rate.

[25] Prior period financial information includes revisions that were not material to any previously issued consolidated financial statements. See additional information in 'Revision of Prior Period Financial Statements' and Exhibit 99.3 to the Company's Current Report on Form 8-K filed on August 6, 2026.

Media Relations: media@amrize.com **Investor Relations:** investors@amrize.com
15